Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes John Bekkers and Michael A. Stimpert, or each of them, as attorney-in-fact to sign in his behalf, individually and in his capacity as a director of Gold Kist Inc., and to file with any federal or state authority Gold Kist’s annual report on Form 10-K under the Securities Exchange Act of 1934 and any amendment to such report.

Signature	Title	Date

/S/ DOUGLAS A. REEVES Douglas A. Reeves	Chairman of the Board	July 23, 2004

/S/ JEFFERY A. HENDERSON Jeffery A. Henderson	Vice Chairman of the Board	July 23, 2004

/S/ WALTER C. DOCKERY Walter C. Dockery	Director	July 23, 2004

/S/ CHRISTOPHER D. FANNON Christopher D. Fannon	Director	July 23, 2004

/S/ DORMAN K. GRACE Dorman K. Grace	Director	July 23, 2004

/S/ FRED W. GRETSCH, JR. Fred W. Gretsch, Jr.	Director	July 23, 2004

/S/ BILLY G. MEEK Billy G. Meek	Director	July 23, 2004

/S/ CHARLES H. MORRIS, JR Charles H. Morris, Jr	Director	July 23, 2004

/S/ PHIL OGLETREE, JR. Phil Ogletree, Jr.	Director	July 23, 2004

/S/ DAN SMALLEY Dan Smalley	Director	July 23, 2004

/S/ W. A. SMITH W. A. Smith	Director	July 23, 2004